                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 USX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        USX Corporation


[LOGO]                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
   USX                  AND PROXY STATEMENT

                        2001



                        Marathon Group Common Stock
                        U. S. Steel Group Common Stock


                        TUESDAY, APRIL 24, 2001
                        10:00 A.M. EASTERN TIME



                        Ballroom 4
                        The Greater Columbus Convention Center
                        400 North High Street
                        Columbus, Ohio 43215


                        PLEASE VOTE PROMPTLY EITHER BY:
                        - telephone,
                        - the Internet, or
                        - marking, signing and returning your proxy or
                          voting instruction card.

                                      [LOGO]
                                       USX


USX Corporation                                THOMAS J. USHER
600 Grant Street                               Chairman, Board of Directors
Pittsburgh, PA 15219-4776                      & Chief Executive Officer





March 12, 2001


Dear USX Stockholder,

We will hold our 2001 annual meeting of stockholders in Ballroom 4 of The Greater Columbus Convention Center, 400 North High Street, Columbus, Ohio, on Tuesday, April 24, 2001 at 10:00 A.M. Eastern Time.

We will elect directors and independent accountants at the meeting. The Board of Directors has nominated four of our 14 directors for re-election this year. They are all Class II directors, which means their terms will expire at the 2004 annual meeting. You can read about them, and about the other directors who will continue in office, on pages 12-17 of the proxy statement. All the nominees except one have been previously elected by the stockholders.

We hope you will vote either by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,


/s/ Thomas J. Usher


                  Marathon Group o U. S. Steel Group

TABLE OF CONTENTS


Notice of Annual Meeting of Stockholders..................................  4

Proxy Statement...........................................................  5

  Questions and Answers...................................................  5

  The Board of Directors and its Committees...............................  7

  Compensation of Directors............................................... 10

  Proposals of the Board

    Proposal No. 1
    Election of Directors................................................. 11
    Nominees for Director................................................. 12
    Continuing Directors.................................................. 14

    Proposal No. 2
    Election of Independent Accountants................................... 17

  Audit Committee Report.................................................. 18

  Information Regarding the Independence of
  the Independent Public Accountants...................................... 19

  Security Ownership...................................................... 19

  Executive Compensation.................................................. 21

    Compensation Committee Report
    on Executive Compensation............................................. 26

    Shareholder Return Performance Presentation........................... 31

    Pension Benefits...................................................... 33

    Change in Control Arrangements and Employment Contract................ 35

Appendix A - Audit Committee Charter...................................... 37

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON APRIL 24, 2001



We will hold our 2001 annual meeting of stockholders in Ballroom 4 of The Greater Columbus Convention Center, 400 North High Street, Columbus, Ohio 43215 on Tuesday, April 24, 2001 at 10:00 A.M. Eastern Time, in order to:

- elect four Class II directors,
- elect independent accountants for 2001, and
- transact any other business that properly comes before the meeting.

You are entitled to vote at the meeting if you were an owner of record of either USX-Marathon Group or USX-U. S. Steel Group common stock at the close of business on February 23, 2001. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

By order of the Board of Directors,

Dan D. Sandman
Secretary



Dated: March 12, 2001





USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776

PROXY STATEMENT


WE HAVE SENT YOU THIS PROXY STATEMENT BECAUSE THE BOARD OF DIRECTORS IS ASKING YOU TO GIVE YOUR PROXY (THAT IS, THE AUTHORITY TO VOTE YOUR SHARES) TO OUR PROXY COMMITTEE SO THEY MAY VOTE YOUR SHARES ON YOUR BEHALF AT OUR ANNUAL MEETING OF STOCKHOLDERS. The members of the proxy committee are Thomas J. Usher, Clarence
P. Cazalot, Jr., Paul J. Wilhelm and Robert M. Hernandez. They will vote your shares as you instruct.

We will hold the meeting on April 24, 2001 in Ballroom 4 of The Greater Columbus Convention Center, 400 North High Street, Columbus, Ohio. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 2000 annual reports on or about March 12, 2001.

QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------
/_/ WHO MAY VOTE?

You may vote if you were a holder of either USX-Marathon Group or USX-U.S. Steel Group common stock at the close of business on February 23, 2001.

/_/ WHAT MAY I VOTE ON?

You may vote on:

      -     the election of four nominees to serve as Class II directors and

      - the election of PricewaterhouseCoopers LLP as our independent accountants.

/_/ HOW   DOES THE BOARD RECOMMEND I VOTE?

The Board recommends that you vote:

      -     FOR each of the nominees for director and

      - FOR the election of PricewaterhouseCoopers LLP as independent accountants for 2001.

/_/ HOW DO I VOTE?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card, and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares FOR each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting.


/_/ MAY I CHANGE MY VOTE?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

      -     voting again by telephone or over the Internet,

      -     sending us a proxy card dated later than your last vote,

      -     notifying the Secretary of USX in writing, or

      -     voting at the meeting.

/_/ WHAT IS THE VOTING RELATIONSHIP BETWEEN THE TWO CLASSES OF STOCK?

Both classes of USX common stock - USX-Marathon Group Common Stock and USX-U.S. Steel Group Common Stock - will be voted together as a single class on all matters voted on at the meeting. Each share of Marathon stock will be entitled to one vote and each share of U.S. Steel stock will be entitled to .567 votes. We calculated the number of votes to which a share of U.S. Steel stock is entitled by using a formula described in USX's Restated Certificate of Incorporation. It is based on the ratio of the market value of one share of U.S. Steel stock to one share of Marathon stock over the 20 business-day period ending on February 15, 2001.

/_/ HOW MANY OUTSTANDING SHARES ARE THERE?

At the close of business on February 23, 2001, which is the record date for the meeting, there were 308,582,855 shares of Marathon stock (representing 308,582,855 votes) and 88,800,321 shares of U.S. Steel stock (representing 50,349,782 votes) outstanding.

/_/ HOW BIG A VOTE DO THE PROPOSALS NEED IN ORDER TO BE ADOPTED?

Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote; that is, those receiving the most votes are elected, even if less than a majority. Independent accountants are elected by a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

/_/ WHAT ARE BROKER NON-VOTES?

The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the election of independent accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters such as mergers and contested proposals unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

/_/ WHAT CONSTITUTES A QUORUM?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

/_/ WILL MY VOTE BE CONFIDENTIAL?

All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators, who are USX employees, and the inspector of election, who is independent, are required to execute confidentiality agreements.

/_/ HOW WILL VOTING BE CONDUCTED ON OTHER MATTERS RAISED AT THE MEETING?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after December 28, 2000 and no later than January 27, 2001, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

/_/ WHEN MUST SHAREHOLDER PROPOSALS BE SUBMITTED FOR THE 2002 ANNUAL MEETING?

Shareholder proposals submitted for inclusion in our 2002 proxy statement must be received in writing by our Corporate Secretary no later than 5:00 P.M. Eastern Time on November 12, 2001. Shareholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after December 27, 2001 and no later than January 26, 2002 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES


Under our by-laws and the laws of Delaware, USX's state of incorporation, the business and affairs of USX are managed under the direction of the Board of Directors. The Board met ten times in 2000. The directors spend considerable time preparing for Board and committee meetings, and they attend as many meetings as possible. In 2000, their attendance averaged 97 percent. The Board has five principal committees, all the members of which are non-employee directors. The table below shows the current committee memberships of each director and the number of meetings that each committee held in 2000.

BOARD COMMITTEE
MEMBERSHIPS


                                                     ORGANIZATION
                                                     AND CORPORATE
                          AUDIT       COMPENSATION    GOVERNANCE      PUBLIC POLICY     COMMITTEE ON
    DIRECTOR            COMMITTEE      COMMITTEE       COMMITTEE        COMMITTEE     FINANCIAL POLICY
    --------            ---------      ---------       ---------        ---------     ----------------

Neil A. Armstrong                          X                                X                 X
J. Gary Cooper              X                                               X*                X

Charles A. Corry                                           X                X                 X
Shirley Ann Jackson         X                              X                X

Charles R. Lee                             X               X                                  X*
Paul E. Lego                X                              X                                  X

John F. McGillicuddy        X                              X                                  X
Seth E. Schofield                          X*              X                X

John W. Snow                X*             X                                                  X
Douglas C. Yearley          X              X               X*

Number of Meetings
in 2000                     5              6               5                 4                5

* Chairman


--------------------------------------------------------------------------------
AUDIT COMMITTEE

The Audit Committee has had a written charter adopted by the Board for thirty years. The current version, which was adopted by the Board in 1999, is attached as Appendix A to this proxy statement. The charter requires the committee to reassess and report to the Board on the adequacy of the charter on an annual basis, which the committee did in 2000. All the members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards, as may be modified or supplemented).

The Audit Committee is, among other things, responsible for:

-     ensuring the integrity of our financial reports,

- recommending to the Board the independent accountants to be nominated for election by the stockholders,

-     reviewing the independence of the independent accountants,

- reviewing the scope of the audit activities of the independent accountants and our internal auditors,

- providing direction to the internal audit staff and the independent accountants,

-     approving the independent accountants' fees,

-     reviewing audit results,

- reviewing and approving the annual financial statements, the annual reports to stockholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission,

- determining that appropriate controls are in place to ensure that we operate in accordance with our procedures and codes of conduct,

-     reviewing compliance with our business conduct policies,

- reviewing significant accounting, auditing and Securities and Exchange Commission pronouncements,

-     reviewing:

      -- matters pertaining to potentially divergent interests, if any, between the holders of the two classes of common stock,

      --    our policies and practices with respect to the two business groups,

      -- the Board's performance of its fiduciary duties to both classes of stockholders,

      -- on an annual basis, a report outlining the activities undertaken by the committee over the past year to meet the requirements of the committee's charter, and

- assessing, and reporting annually to the Board on, the activities of the committee and on the adequacy of the committee's charter.


--------------------------------------------------------------------------------
COMPENSATION
COMMITTEE

The Compensation Committee is composed solely of directors who satisfy all criteria for independence under applicable law and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the committee.

The committee is responsible for:

- making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation,

- approving the salaries of officers (other than the officer-directors, whose salaries are approved by the Board),

- administering the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan,

- administering the plans under which long-term incentives are granted and approving grants of options, stock appreciation rights, restricted stock and other incentives under those plans,

- the timely certification as to the meeting of applicable performance levels under the foregoing plans,

- approving the annual report on executive compensation for the proxy statement, and

- such other duties and responsibilities as may be assigned to the committee by the Board or as designated in plans approved by the shareholders.

The committee is also authorized to:

-     adopt and amend employee benefit plans,

- review the activities of the United States Steel and Carnegie Pension Fund as administrator of certain benefit plans, and

- make recommendations to the Board concerning policy matters relating to employee benefits.


--------------------------------------------------------------------------------
ORGANIZATION AND CORPORATE GOVERNANCE COMMITTEE

The Organization and Corporate Governance Committee:

- makes recommendations to the Board concerning the appropriate size and composition of the Board, including

      --    candidates for election as directors,

      --    the composition and functions of Board committees,

      --    the compensation of non-employee directors, and

      -- all matters relating to the development and effective functioning of the Board,

- confers with management concerning plans for succession to executive management positions,

- assesses and makes recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other Board committees, and

-     considers nominees recommended by stockholders for election as directors.

In recommending candidates for election as directors, the committee, among other considerations, studies the composition of the Board and tries to identify candidates with broad knowledge and experience in business and society in general. Recommendations of candidates by stockholders of record should be sent, together with the nominee's qualifications and consent to be considered as a nominee, to the Secretary of USX for presentation to the committee.

--------------------------------------------------------------------------------
PUBLIC POLICY COMMITTEE

The Public Policy Committee concentrates on the following areas of emphasis: ownership of USX, stockholder attitudes toward USX, political-legislative developments affecting USX, and USX policies on major public issues.

The committee reviews the following matters and reports to the Board such observations and information thereon as the committee deems appropriate:

- matters bearing on the relationship between management and present or potential stockholders with emphasis on policy and major programs affecting ownership of USX,

- communications to and from the investment community, particularly USX's stockholders,

- legislative and regulatory issues affecting USX's businesses and operations,

- public issues identified by USX as likely to generate expectations of USX by its constituencies, including stockholders, employees, customers, vendors, governments and the public, and USX's position regarding identified public issues including, but not limited to, employee health and safety, environmental, energy and trade matters,

- USX efforts to affect identified public issues through research, analysis, lobbying efforts and participation in business and government programs, and

- codes of conduct applicable to employees of USX and its principal operating units.

--------------------------------------------------------------------------------
COMMITTEE ON FINANCIAL POLICY

The Committee on Financial Policy provides oversight with respect to the appropriate capital structure and financial policies of USX. Its key responsibility in that role is to make recommendations to the Board concerning dividends. The Board has also delegated to the committee the authority to:

- approve financings by USX (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships and joint ventures,

- authorize loans to outside entities, guarantees by USX of the credit of others, and other uses of USX credit, and

- approve USX's funding policy for its pension and other post-employment benefit plans.

In addition, the committee is responsible for reviewing the performance of the United States Steel and Carnegie Pension Fund as investment manager and/or trustee of our employee benefit plans. It also receives reports and makes recommendations to the Board on various financial matters.

COMPENSATION OF DIRECTORS


Our by-laws require that each non-employee director be paid allowances and attendance fees as the Board may from time to time determine. Directors who are employees of USX receive no compensation for their service on the Board. We pay our non-employee directors as follows:

Annual Retainer               $60,000

Committee Membership Fee      $ 5,000 ($6,000 for committee chairmen)

Meeting Fee (for each
  Board or committee meeting) $ 2,000

--------------------------------------------------------------------------------
Under our Deferred Compensation Plan for Non-Employee Directors, directors may defer some or all of their annual retainers in the form of Common Stock Units or cash. Each of our directors has elected to defer at least half of his or her retainer in the form of Common Stock Units, and some have deferred their entire retainers in this way. All new directors are required to defer at least half of their retainers as Common Stock Units. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. Then, when a director leaves the Board, he or she must take actual shares of common stock corresponding to the number of Common Stock Units in his or her account. We believe this is an effective way to increase the directors' equity holdings in USX and thereby further align their interest with that of the stockholders.

Every January, we credit each non-employee director's deferred stock account with both Marathon Common Stock Units and U. S. Steel Common Stock Units in the same ratio that the outstanding shares of each class of stock on a fully diluted basis had to each other on the last trading day of the previous year. "Fully diluted" means that we assume the exercise of all currently outstanding stock options and the conversion to common stock of all convertible securities if the exercise or conversion would result in lower earnings per share. The ongoing value of each Common Stock Unit equals the market price of the corresponding class of stock (Marathon or U. S. Steel). When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units.

Directors may also defer portions of their annual retainers in the form of cash, which may be invested in certain investment options. When a director leaves the Board, he or she receives the deferred cash either in a lump sum or in installments over ten years.

If USX were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock and deferred cash accounts.

Under our Non-Employee Director Stock Plan, each non-employee director may receive a grant of up to 500 shares of each class of common stock. In order to qualify, a director must first purchase an equivalent number of shares in the open market during the 60 days following his or her initial election to the Board. The shares granted under this plan may not be sold until the director leaves the Board.

Our retirement policy for directors requires non-employee directors to retire at the end of the month in which they turn 72, even if their terms have not expired. Employee directors must retire from the Board when they retire as employees, except that the chief executive officer may remain on the Board, at the Board's request, through the month in which he or she turns 70. Our policy also provides that directors who undergo a significant change in their business or professional careers should volunteer to resign from the Board.

PROPOSALS OF THE BOARD

The Board will present the following proposals at the meeting:

PROPOSAL NO.1

ELECTION OF DIRECTORS

USX's Certificate of Incorporation divides the directors into three classes:
Class I, Class II and Class III. Each class must consist, as nearly as possible, of one-third of the directors. Once elected, directors serve for a term of three years and until their successors are duly elected and qualified. At each annual meeting, directors who are elected to succeed directors whose terms have expired are identified as being of the same class as those they succeed. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which he or she is elected.

Our by-laws require the Board to fix the number of directors, and the Board has set the maximum number of directors at 19. The current four Class II directors are nominees for election this year for a three-year term that will expire at the 2004 annual meeting. All four of them except Ambassador Cooper (who was elected by the Board effective May 1, 1999), and all of the continuing Class I and Class III directors except Dr. Jackson (who was elected by the Board effective July 1, 2000), have previously been elected by the stockholders. Of the 14 current directors, four are officers of USX, one is a retired officer of USX, six have top executive experience with a wide variety of businesses, one was with the National Aeronautics and Space Administration and served as a university professor before entering business, one had a distinguished career in the military and the diplomatic corps before entering business, and one has had a distinguished career in academia, business and government. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

NOMINEES FOR CLASS II DIRECTOR

Terms Expire 2004


[PHOTO]

J. Gary Cooper                   Director since 1999                      Age 64

Chairman and Chief Executive Officer, Commonwealth National Bank (commercial bank)

Ambassador Cooper graduated from the University of Notre Dame with a BS degree in finance and attended Harvard University's Senior Managers in Government program. He was awarded an honorary doctor of law degree from Troy University. A retired Major General in the U.S. Marine Corps, Ambassador Cooper was twice elected to the Alabama legislature, was commissioner of the Alabama Department of Human Resources and was appointed Assistant Secretary of the Air Force during the George H. W. Bush administration. He was the United States Ambassador to Jamaica from 1994 to 1997. Ambassador Cooper is a director of GenCorp Inc. and Protective Life Corporation.



[PHOTO]

Charles R. Lee                   Director since 1991                      Age 61

Chairman of the Board and Co-CEO, Verizon Communications (communications company)

Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corp. and then Columbia Pictures Industries Inc. In 1983 he joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2000) as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in May 1992. He was elected to his present position with Verizon Communications on June 30, 2000. Mr. Lee is a director of The Procter & Gamble Company, United Technologies Corporation, the Stamford Hospital Foundation, and the New American Schools Development Corporation. He is a member of The Business Council, the Business Roundtable, The Conference Board and the New American Realities Committee of the National Planning Association. He is also a Trustee Emeritus and Presidential Councillor of Cornell University.



[PHOTO]

Thomas J. Usher                  Director since 1991                      Age 58

Chairman of the Board & Chief Executive Officer, USX Corporation

Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined USX in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at USX's South and Gary Works. He was elected Executive Vice President-Heavy Products in 1986, President-U.S. Steel Group and director of USX in 1991, President & Chief Operating Officer of USX in 1994 and Chairman of the Board & Chief Executive Officer effective July 1, 1995. He is a director of H. J. Heinz Co., PNC Financial Services Group, PPG Industries, Inc., Transtar, Inc., and the U.S.-Japan Business Council; Vice Chairman of the International Iron and Steel Institute; a member of the Policy Committee of the Business Roundtable; Director and Chairman of the U.S.-Korea Business Council; Chairman and member of the Executive Committee of TheSteelAlliance and a member of the Board of Trustees of the University of Pittsburgh and of the Board of the Extra Mile Education Foundation.

[PHOTO]

Paul J. Wilhelm                  Director since 1995                      Age 59

Vice Chairman-USX Corporation and President-U. S. Steel Group

Mr. Wilhelm received a BS degree in mechanical engineering from Carnegie Mellon University in 1964 and joined USX following graduation. After holding a number of management positions, Mr. Wilhelm in 1992 was elected Vice President-Technology & Management Services for the U.S. Steel Group. In 1993 he was named President of USS/Kobe Steel Company, a joint venture between subsidiaries of USX and Kobe Steel Ltd. Mr. Wilhelm was elected Vice President-Operations of the U.S. Steel Group in 1994, President-U.S. Steel Group the same year, and director of USX in 1995. He was named Vice Chairman-USX Corporation in 2000. Mr. Wilhelm is a member of the Association of Iron and Steel Engineers, past Chairman of the American Iron and Steel Institute, Chairman of the Japan-America Society of Pennsylvania, a member of the Board of Trustees of Carnegie Mellon University, Chairman of the Board for the Greater Pittsburgh Council Boy Scouts of America, a member of the boards of the University of Pittsburgh Cancer Institute Council and of the Pittsburgh Regional Alliance, and a member of the University of Pittsburgh's board of visitors for the Katz School of Business and College of Business Administration.

CONTINUING CLASS III DIRECTORS

Terms Expire 2002



[PHOTO]

Charles A. Corry                 Director since 1988                      Age 69

Retired Chairman of the Board & Chief Executive Officer, USX Corporation

Mr. Corry graduated from the University of Cincinnati in 1955 with a BA degree and received a JD degree from the University of Cincinnati Law School. After serving in the U.S. Air Force, he joined USX in 1959, holding various finance and accounting positions prior to being named Vice President-Corporate Planning in 1979. Mr. Corry was elected Senior Vice President and Comptroller in 1982 and President of the U. S. Diversified Group of USX in 1987. He was elected President of USX in 1988 and elected Chairman of the Board & Chief Executive Officer in 1989, the position he held until his retirement on June 30, 1995. He is a director of Mellon Financial Corp. and Omnova Solutions Inc., a member of the Federal Judicial Nominating Commission and a member of The Business Council.



[PHOTO]

Shirley Ann Jackson              Director since July 1, 2000              Age 54

President, Rensselaer Polytechnic Institute

Dr. Jackson received a BS degree in physics in 1968, and a Ph.D. in theoretical elementary particle physics in 1973, from the Massachusetts Institute of Technology. She was a research associate at the Fermi National Accelerator Laboratory, a visiting scientist at the European Center for Nuclear Research and, from 1976 to 1991, a theoretical physicist at the former AT&T Bell Laboratories. She was a professor of theoretical physics at Rutgers University from 1991 to 1995. She was head of the U.S. Nuclear Regulatory Commission from 1995 to 1999. Dr. Jackson was named President of Rensselaer Polytechnic Institute in 1999. Dr. Jackson is a director of Federal Express Corporation, Newport News Shipbuilding, Sealed Air Corporation and UtiliCorp United, Inc. She is a member of the National Academy of Engineering, a Fellow of the American Academy of Arts and Sciences and a Fellow of the American Physical Society. She holds 14 honorary degrees, was awarded the New Jersey Governor's Award in Science in 1993, and was inducted into the National Women's Hall of Fame in 1998. Dr. Jackson is also a trustee of the Brookings Institution and is a Life Trustee of M.I.T.



[PHOTO]

Paul E. Lego                     Director since 1988                      Age 70

Retired Chairman and CEO, Westinghouse Electric Corporation

Mr. Lego graduated from the University of Pittsburgh with BS and MS degrees in electrical engineering after service in the U.S. Army. He joined Westinghouse in 1956 at the East Pittsburgh plant and held a number of engineering and management positions prior to being named a Vice President in 1979, Executive Vice President in 1980 and Senior Executive Vice President, Corporate Resources in 1985. In 1988 Mr. Lego was elected a director and President and Chief Operating Officer of Westinghouse and, in 1990, Chairman and Chief Executive Officer. Mr. Lego retired in January 1993. He is Chairman of the Board of Commonwealth Industries, Inc. and a director of Dominion Resources Inc., Lincoln Electric Holdings, Inc. and Orlimar Golf Company; an emeritus trustee of the University of Pittsburgh; and a member of The Business Council.

[PHOTO]

Seth E. Schofield                Director since 1994                      Age 61

Retired Chairman and Chief Executive Officer, USAir Group

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Calgon Carbon Corp. and an Advisory Board member of Desai Capital Management.



[PHOTO]

Douglas C. Yearley               Director since 1992                      Age 65

Chairman Emeritus, Phelps Dodge Corporation

Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 as Director of Research. He held several key positions before being elected Executive Vice President and a director in 1987, Chief Executive Officer in 1989 and President in 1991. He retired in May, 2000. He is a director of Lockheed Martin Corporation, and a member of the Business Council, the Center for Compatible Economic Development and the National Council of the World Wildlife Fund.

CONTINUING CLASS I DIRECTORS

Terms Expire 2003


[PHOTO]

Neil A. Armstrong                Director since 1984                      Age 70

Chairman, EDO Corporation (electronic and electromechanical systems company)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at The University of Cincinnati. He became Chairman of CTA, Inc. in 1982, Chairman of AIL Systems Inc. in 1989 and director and Chairman of the EDO Corporation in 2000. He is a director of RTI International Metals, Inc. and a member of the National Academy of Engineering.



[PHOTO]

Clarence P. Cazalot, Jr.         Director since 2000                      Age 50

Vice Chairman-USX Corporation and President-Marathon Oil Company

Mr. Cazalot graduated from Louisiana State University in 1972 with a BS degree in geology and joined Texaco Inc. that same year as a geophysicist. After holding a number of management positions, Mr. Cazalot was elected a Vice President of Texaco Inc. and President of Texaco's Latin America/West Africa Division in 1992. In 1994 he was named President of Texaco Exploration and Production Inc., and in 1997 he was named President of International Marketing and Manufacturing. Mr. Cazalot was named President-International Production and Chairman of London-based Texaco Ltd. in 1998. He was named President-Worldwide Production Operations of Texaco Inc. in 1999. Mr. Cazalot was elected Vice Chairman-USX Corporation and President-Marathon Oil Company effective March 3, 2000. He is a Director and Executive Committee member of the U.S.-Saudi Arabian Business Council and a member of the Policy and Executive committees of the American Petroleum Institute.



[PHOTO]

Robert M. Hernandez              Director since 1991                      Age 56

Vice Chairman & Chief Financial Officer, USX Corporation

Mr. Hernandez graduated from the University of Pittsburgh with a Bachelor's degree in economics and mathematics and received an MBA from the Wharton Graduate School of Finance and Commerce at the University of Pennsylvania. He joined USX in 1968 and held various finance and accounting positions until 1980 when he was appointed Assistant Corporate Comptroller. He was elected Vice President and Treasurer in 1984 and Senior Vice President and Comptroller in 1987. In 1989, he was appointed President of the U.S. Diversified Group and in 1990 elected Senior Vice President-Finance & Treasurer. He was elected director and Executive Vice President-Accounting & Finance & Chief Financial Officer in 1991 and Vice Chairman & Chief Financial Officer in 1994. Mr. Hernandez is a director and Chairman of RTI International Metals, Inc.; a director of Transtar, Inc., and a director and Chairman of the Executive Committee of ACE Limited; a trustee of BlackRock Funds; a director of the Pennsylvania Chamber of Business and Industry; and a member of the Pennsylvania Business Roundtable.

[PHOTO]

John F. McGillicuddy             Director since 1984                      Age 70

Retired Chairman of the Board, Chemical Banking Corporation

Mr. McGillicuddy graduated from Princeton University in 1952 and received an LLB degree from Harvard Law School in 1955. He joined Manufacturers Hanover Trust Company in 1958, became Vice President in 1962, Senior Vice President in 1966 and Executive Vice President and Assistant to the Chairman in 1969. In 1970 he was elected Vice Chairman and a director of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company, and he became President of each in 1971. Mr. McGillicuddy was named Chairman and Chief Executive Officer of each company in 1979. Following the merger of Manufacturers Hanover Corporation and Chemical Banking Corporation on January 1, 1992, Mr. McGillicuddy became Chairman of the Board and Chief Executive Officer of the new Chemical Banking Corporation and retired in January 1994. He is a director of Empire HealthChoice, Inc., Southern Peru Copper Corporation and UAL Corporation. He is Chairman Emeritus of New York-Presbyterian Hospital, a member of The Business Council and a Trustee Emeritus of Princeton University.



[PHOTO]

John W. Snow                     Director since 1995                      Age 61

Chairman, President and Chief Executive Officer, CSX Corporation (a major transportation company)

Mr. Snow did undergraduate work at Kenyon College and the University of Toledo, received a Ph.D. in economics from the University of Virginia and earned a law degree from George Washington University Law School. Following an academic career as an economics and law professor and several high-level presidential appointments with the U.S. Department of Transportation and the National Highway Traffic Safety Administration, Mr. Snow joined CSX in 1977 as Vice President-Government Affairs for Chessie System Inc. After a number of other senior management assignments, he was elected President and Chief Operating Officer of CSX in 1988, President and Chief Executive Officer in 1989 and Chairman, President and Chief Executive Officer in 1991. Mr. Snow is a director of Circuit City Stores, Inc., Verizon Communications, and Johnson & Johnson. He is on the Board of the Association of American Railroads, a member of the board of trustees of The Johns Hopkins University, and a member of the Business Roundtable and of The Business Council. He is serving a three-year term on the Federal Aviation Administration Management Advisory Council as Chairman of the Air Traffic Services Subcommittee.

--------------------------------------------------------------------------------
PROPOSAL NO. 2  ELECTION OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") has served as independent accountants of USX for many years. We believe that their knowledge of USX's business and its organization gained through this period of service is very valuable. In accordance with the established policy of the firm, partners and employees of PricewaterhouseCoopers assigned to the USX engagement are periodically rotated, thus giving USX the benefit of new thinking and approaches in the audit area. We expect representatives of PricewaterhouseCoopers to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For the year 2000, PricewaterhouseCoopers performed professional services principally in connection with audits of the consolidated financial statements of USX and the financial statements of the Marathon Group and the U.S. Steel Group, certain subsidiaries and certain pension and other employee benefit plans. They also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies.

AUDIT COMMITTEE REPORT


Our committee has reviewed and discussed USX's audited financial statements for 2000 with USX's management. We have discussed with the independent auditors, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. We have received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and we have discussed with PricewaterhouseCoopers its independence. Based on the review and discussions referred to above, we recommended to the Board that the consolidated audited financial statements for USX, the audited financial statements for the USX-Marathon Group, and the audited financial statements for the USX-U. S. Steel Group be included in USX's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission.


John W. Snow, Chairman
J. Gary Cooper
Shirley Ann Jackson
Paul E. Lego
John F. McGillicuddy
Douglas C. Yearley

INFORMATION REGARDING THE INDEPENDENCE
OF THE INDEPENDENT PUBLIC ACCOUNTANTS


AUDIT FEES

Aggregate fees billed to USX for professional services rendered for PricewaterhouseCoopers' audit of USX's annual financial statements for 2000 and for its reviews of USX's financial statements included in USX's Forms 10-Q for 2000 were $3,665,460.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Aggregate fees billed to USX for professional services rendered by PricewaterhouseCoopers for 2000 as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X were $2,549,414.

ALL OTHER FEES

Aggregate fees billed to USX for services rendered for 2000 by PricewaterhouseCoopers, other than the services described in the previous two paragraphs, were $2,352,831.

COMPATIBILITY OF PRICEWATERHOUSECOOPERS' SERVICES WITH ITS INDEPENDENCE

The Audit Committee has considered whether PricewaterhouseCoopers' provision of the services covered under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining PricewaterhouseCoopers' independence, and the committee has determined that it is.

-------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


The following table furnishes information concerning all persons known to USX to beneficially own five percent or more of any class of the voting stock of USX:


                                  Name and Address                 Amount and Nature         Percent
        Class                           of                                 of                  of
                                  Beneficial Owner                Beneficial Ownership        Class
                                  ----------------                --------------------        -----
Marathon Stock          Wellington Management Company, LLP             15,562,200 (1)         5.05 (1)
                        75 State Street
                        Boston, MA 02109

----------
(1) Based on Schedule 13G dated February 14, 2001 which indicates that Wellington Management Company, LLP had sole voting power over no shares, shared voting power over 762,600 shares, sole dispositive power over no shares and shared dispositive power over 15,562,200 shares.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth the number of shares of each class of USX common stock beneficially owned as of January 31, 2001 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of January 31, 2001, any equity securities of USX other than those shown.


                                                             Marathon Stock     U. S. Steel Stock
     Name                                                        Shares               Shares
     ----                                                        ------               ------
Neil A. Armstrong (1) .....................................      13,925                4,723
Clarence P. Cazalot, Jr.(2)(3) ............................     440,000               35,000
J. Gary Cooper (1)(2) .....................................       3,367                1,791
Charles A. Corry (1)(2)(3) ................................      63,864               81,350
Robert M. Hernandez (2)(3)(4) .............................     581,492              262,940
Shirley Ann Jackson (1)(2) ................................       2,771                1,746
Charles R. Lee (1) ........................................      13,606                5,307
Paul E. Lego (1)(2) .......................................      10,933                3,659
John F. McGillicuddy (1) ..................................      13,180                4,402
Dan D. Sandman (2)(3) .....................................     211,900              134,696
Seth E. Schofield (1)(2) ..................................       8,686                3,717
John W. Snow (1) ..........................................       6,918                2,971
Thomas J. Usher (2)(3) ....................................   1,073,976              709,406
Paul J. Wilhelm (2)(3) ....................................     137,940              418,523
Douglas C. Yearley (1) ....................................       8,161                3,545
All Directors and Executive Officers as a group ...........   5,467,849            3,949,801
(36 persons) (1)(2)(3)(5)


(1) Includes Common Stock Units credited under the USX Corporation Deferred Compensation Plan for Non-Employee Directors as follows:

                                                               Marathon Stock     U. S. Steel Stock
                                                            Common Stock Units   Common Stock Units
                                                            ------------------   ------------------

        Neil A. Armstrong ..................................       12,425               4,424
        J. Gary Cooper .....................................        2,344                 756
        Charles A. Corry ...................................        3,865               1,351
        Shirley Ann Jackson ................................        1,763                 732
        Charles R. Lee .....................................       11,606               4,107
        Paul E. Lego .......................................        9,340               3,336
        John F. McGillicuddy ...............................       11,180               4,003
        Seth E. Schofield ..................................        7,576               2,585
        John W. Snow .......................................        5,918               1,972
        Douglas C. Yearley .................................        7,161               2,546


(2) Includes shares held under the USX Savings Fund Plan, the Marathon Thrift Plan, the USX Dividend Reinvestment and Direct Stock Purchase Plans and the 1990 Stock Plan.

(3) Includes shares which may be acquired upon exercise of outstanding options as follows (all options other than those granted on March 3, May 30, September 25 and December 20, 2000 are currently exercisable): Mr. Usher:
      Marathon Stock 892,600, U.S. Steel Stock 606,400; Mr. Corry: Marathon Stock 60,000, U.S. Steel Stock 80,000; Mr. Cazalot: Marathon Stock 380,000, U.S. Steel Stock 20,000; Mr. Wilhelm: Marathon Stock 113,000, U.S. Steel Stock 339,750; Mr. Hernandez: Marathon Stock 497,950, U.S. Steel Stock 217,000; Mr.Sandman: Marathon Stock 153,400, U.S. Steel Stock 107,325; and all directors and executive officers as a group: Marathon Stock 2,877,130, U.S. Steel Stock 2,276,025.

(4) As of January 31, 2001 the United States Steel and Carnegie Pension Fund, trustee of the United States Steel Corporation Plan for Employee Pension Benefits and the United States Steel Corporation Plan for Non-Union Employee Pension Benefits, owned 587,680 shares of Marathon Stock. This stock was received in exchange for common stock of Texas Oil & Gas Corp. Mr. Hernandez is chairman and one of seven members of the Investment Committee of the trustee. The board of directors of the trustee has by formal resolution delegated sole power to vote and dispose of such stock to a subcommittee of the Investment Committee which is composed of members who are not officers or employees of USX. Mr. Hernandez disclaims beneficial ownership of such stock.

(5) Total shares beneficially owned in each case constitute less than one percent of the outstanding shares of each class except that all directors and executive officers as a group own 1.77 percent of the Marathon Stock and 4.45 percent of the U.S. Steel Stock.

EXECUTIVE COMPENSATION


The following table sets forth certain information concerning the compensation awarded to, earned by or paid to Mr. Usher and to the other four most highly compensated executive officers of USX who were serving as executive officers at the end of 2000 for services rendered in all capacities during 2000, 1999 and 1998:

SUMMARY COMPENSATION TABLE



                                                                                           Long-Term
                                                Annual Compensation                     Compensation(4)
                                   -----------------------------------------------  --------------------
   Name                                                   Salary and     Other      Restricted                 All
    and                                                     Bonus        Annual       Stock     Options/      Other
 Principal                           Salary      Bonus      Total     Compensation   Award(s)     SARs     Compensation
  Position                  Year       ($)        ($)        ($)           ($)        ($)(1)     (#)(2)      ($)(3)
 ---------                  ----     ------      -----      -----     ------------   --------     ----     ------------

T. J. Usher                 2000   1,325,000   2,500,000   3,825,000       7,729   4,925,000     400,000     112,406
Chairman                    1999   1,241,667   1,400,000   2,641,667      13,660     291,151     324,000     119,108
& Chief                     1998   1,097,917   1,320,000   2,417,917      11,549     354,840     270,000     126,805
Executive Officer

C. P. Cazalot, Jr.          2000     495,652   1,500,000   1,995,652           0   1,875,000     400,000      28,239
Vice Chairman-
USX Corporation
and President-
Marathon Oil
Company
(effective March 3, 2000)

P. J. Wilhelm               2000     655,833     800,000   1,455,833       7,343   1,762,500     150,000      49,862
Vice Chairman-              1999     604,167     600,000   1,204,167       7,496     119,490     120,000      49,329
USX Corporation             1998     535,833     600,000   1,135,833       8,426     217,817     100,000      49,593
and President-
U. S. Steel Group

R. M. Hernandez             2000     600,000   1,000,000   1,600,000       9,250   1,477,500     150,000      56,512
Vice Chairman               1999     573,750     600,000   1,173,750       7,535      94,153     120,000      55,435
& Chief                     1998     542,500     650,000   1,192,500       7,876      53,841     100,000      58,180
Financial Officer

D. D. Sandman               2000     459,167     650,000   1,109,167       4,597     923,438      80,000      47,693
General Counsel,            1999     425,000     425,000     850,000       4,251      75,323      60,000      47,852
Secretary and               1998     397,917     450,000     847,917       4,852      66,079      56,000      46,196
Senior Vice
President-
Human Resources
& Public Affairs

-----------
(1) Grants of restricted stock under the USX 1990 Stock Plan. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 2000, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation Committee Report which begins on page 26).


                                                                                             Unvested Restricted Shares
                                    Vesting Schedule for Restricted Stock                       Aggregate Holdings
                    -------------------------------------------------------------   --------------------------------------
                                                                                                           Value as of
                                    Class of     May 2001    May 2002    May 2003   Class of             December 31, 2000
                    Date Granted     Stock       (Shares)    (Shares)    (Shares)    Stock       Shares        ($)
                    ------------    --------     --------    --------    --------   --------     ------  -----------------

T. J. Usher          May 30, 2000   Marathon      26,000      26,000      26,000    Marathon     130,000   3,684,694
                                    U.S. Steel    14,000      14,000      14,000    U.S. Steel    70,000   1,255,625
                                                                                                          ----------
                                                                                                           4,940,319

C. P. Cazalot, Jr.   May 30, 2000   Marathon      12,000      12,000      12,000    Marathon      60,000   1,700,628
                                    U.S. Steel     3,000       3,000       3,000    U.S. Steel    15,000     269,063
                                                                                                          ----------
                                                                                                           1,969,691

P. J. Wilhelm        May 30, 2000   Marathon       3,000       3,000       3,000    Marathon      15,000     425,157
                                    U.S. Steel    12,000      12,000      12,000    U.S. Steel    60,000   1,076,250
                                                                                                          ----------
                                                                                                           1,501,407

R. M. Hernandez      May 30, 2000   Marathon       7,800       7,800       7,800    Marathon      39,000   1,105,408
                                    U.S. Steel     4,200       4,200       4,200    U.S. Steel    21,000     376,688
                                                                                                          ----------
                                                                                                           1,482,096

D. D. Sandman        May 30, 2000   Marathon       4,875       4,875       4,875    Marathon      24,375     690,880
                                    U.S. Steel     2,625       2,625       2,625    U.S. Steel    13,125     235,430
                                                                                                          ----------
                                                                                                             926,310

(2) All option shares listed were granted with tandem stock appreciation rights ("SARs").

(3) This column includes amounts contributed by USX under the USX Savings Fund Plan or the Marathon Thrift Plan and the related supplemental savings plans. Such amounts for 2000 are $79,500 for Mr. Usher, $28,239 for Mr. Cazalot, $39,350 for Mr. Wilhelm, $36,000 for Mr. Hernandez and $27,550 for Mr. Sandman. Also included are amounts attributable to split-dollar life insurance provided by USX. (Marathon Oil Company does not provide split-dollar life insurance.) For 2000, these amounts are $30,906 for Mr. Usher, $8,512 for Mr. Wilhelm, $18,512 for Mr. Hernandez and $18,143 for Mr. Sandman. Also included are amounts attributable to a mandatory tax compliance program. For 2000, these amounts were $2,000 for each of Messrs. Usher, Wilhelm, Hernandez and Sandman. For 1998 and 1999, this column also included dividends paid on restricted stock, which have never been, and are not now, at above-market or preferential rates.

(4) Restricted stock and stock options/SAR shares granted by class of stock are as follows:


                                          Restricted
                             Class of        Stock     Stock Option/
                              Stock           ($)       SAR Shares
                             --------        -----     -------------

T. J. Usher          2000    Marathon      3,315,000     260,000
                             U.S. Steel    1,610,000     140,000
                     1999    Marathon        191,878     210,600
                             U.S. Steel       99,273     113,400
                     1998    Marathon        221,000     175,500
                             U.S. Steel      133,840      94,500

C. P. Cazalot, Jr.   2000    Marathon      1,530,000     380,000
                             U.S. Steel      345,000      20,000

P. J. Wilhelm        2000    Marathon        382,500      30,000
                             U.S. Steel    1,380,000     120,000
                     1999    Marathon         24,675      24,000
                             U.S. Steel       94,815      96,000
                     1998    Marathon         72,420      35,000
                             U.S. Steel      145,397      65,000

R. M. Hernandez      2000    Marathon        994,500      97,500
                             U.S. Steel      483,000      52,500
                     1999    Marathon         62,040      78,000
                             U.S. Steel       32,113      42,000
                     1998    Marathon         33,150      65,000
                             U.S. Steel       20,691      35,000

D. D. Sandman        2000    Marathon        621,563      52,000
                             U.S. Steel      301,875      28,000
                     1999    Marathon         49,644      39,000
                             U.S. Steel       25,679      21,000
                     1998    Marathon         41,548      36,400
                             U.S. Steel       24,531      19,600

                             2000 OPTION/SAR GRANTS


The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 2000 to each executive officer named in the Summary Compensation Table under the USX 1990 Stock Plan:


                                                 Individual Grants
                                    ---------------------------------------------
                                    Number of   % of Total                                    Potential Realizable Value
                                    Securities   Options/   Exercise                           at Assumed Annual Rates of
                                    Underlying     SARs      or Base                            Stock Price Appreciation
                                     Options/   Granted to  Price per                            for Option Term ($)(4)
                    Class of          SARs      Employees    Share      Expiration      ------------------------------------
Name or Group        Stock           Granted(1) in 2000(3)   ($)          Date          0%           5%              10%
-------------        -----           ---------- ----------   ---          ----          --           --              ---

T. J. Usher         Marathon         260,000(2)   14.4%     25.5000   May 30, 2010       0        4,169,568        10,566,504
                    U.S. Steel       140,000(2)   15.3%     23.0000   May 30, 2010       0        2,025,044         5,131,854

C. P. Cazalot, Jr.  Marathon         300,000(2)   16.7%     23.4063   March 3, 2010      0        4,416,030        11,191,080
                    Marathon          80,000(2)    4.4%     25.5000   May 30, 2010       0        1,282,944         3,251,232
                    U.S. Steel        20,000(2)    2.2%     23.0000   May 30, 2010       0          289,292           733,122

P. J. Wilhelm       Marathon          30,000(2)    1.7%     25.5000   May 30, 2010       0          481,104         1,219,212
                    U.S. Steel       120,000(2)   13.1%     23.0000   May 30, 2010       0        1,735,752         4,398,732

R. M. Hernandez     Marathon          97,500(2)    5.4%     25.5000   May 30, 2010       0        1,563,588         3,962,439
                    U.S. Steel        52,500(2)    5.7%     23.0000   May 30, 2010       0          759,392         1,924,445

D. D. Sandman       Marathon          52,000(2)    2.9%     25.5000   May 30, 2010       0          833,914         2,113,301
                    U.S. Steel        28,000(2)    3.1%     23.0000   May 30, 2010       0          405,009         1,026,371

All Stockholders    Marathon          N/A          N/A      25.5000   N/A                0    4,943,604,423    12,528,064,275
                    U.S. Steel        N/A          N/A      23.0000   N/A                0    1,283,979,481     3,253,852,872

All Optionees       Marathon         300,000      16.7%     23.4063   March 3, 2010      0        4,416,030        11,191,080
                    Marathon       1,439,880      80.0%     25.5000   May 30, 2010       0       23,091,068        58,517,299
                    Marathon          30,000       1.7%     26.4375   Sept. 25, 2010     0          498,792         1,264,038
                    Marathon          30,000       1.7%     26.4688   Dec. 20, 2010      0          499,383         1,265,535
                    U.S. Steel       915,470     100.0%     23.0000   May 30, 2010       0       13,241,907        33,557,560

All Optionees'      Marathon          N/A          N/A      23.4063   N/A                0             0.09%             0.09%
Gain as % of        Marathon          N/A          N/A      25.5000   N/A                0             0.47%             0.47%
All Stockholders'   Marathon          N/A          N/A      26.4375   N/A                0             0.01%             0.01%
Gain                Marathon          N/A          N/A      26.4688   N/A                0             0.01%             0.01%
                    U. S. Steel       N/A          N/A      23.0000   N/A                0             1.03%             1.03%

----------
(1) The option granted to Mr. Cazalot on March 3 is one-third exercisable on the third, fourth and fifth anniversaries of the grant date. Options granted to optionees other than those named in the Summary Compensation Table on September 25 and December 20 are each one-third exercisable on the first, second and third anniversaries of the grant date. All other options listed are exercisable on May 30, 2001.

(2) These options were granted with tandem SARs, which have the same exercise date as the underlying options. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of USX's quarterly earnings, the Compensation Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.

(3) Indicates percentage of total options granted in the applicable class of stock.

(4) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Marathon Stock or the U.S. Steel Stock. USX did not use an alternative formula for a grant date valuation, as USX is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share and the expiration date applicable to grants made in 2000 and the number of outstanding shares as of December 31, 2000.

                      OPTION EXERCISES AND YEAR-END VALUES


The following table sets forth certain information concerning options to purchase USX common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 2000 together with the total number of options and SARs outstanding at December 31, 2000 and the value of such options.

                         AGGREGATED 2000 OPTION/SAR EXERCISES
                        AND DECEMBER 31, 2000 OPTION/SAR VALUES

                                                      No. of           Total Value
                                                    Securities        of Unexercised
                        No. of      Total Value     Underlying         In-The-Money
                        Shares        Realized     Unexercised       Options/SARs at
                      Underlying      for Both   Options/SARs at      December 31, 2000
                     Options/SARs    Classes of    December 31,     for Both Classes
Name                 Exercised(1)   Stock ($)(1)     2000(1)         of Stock ($)(1)
----                 ------------   ------------     -------         ---------------
T. J. Usher               0             -            1,499,000         1,421,472
C. P. Cazalot, Jr.        0             -              400,000         1,708,754
P. J. Wilhelm             0             -              452,750            85,314
R. M. Hernandez           0             -              714,950         1,968,422
D. D. Sandman             0             -              260,725           147,878

Note: All options listed above, except those granted on May 30, 2000 and those granted on March 3, 2000 to Mr. Cazalot, are currently exercisable. All options listed above were granted with SARs.



(1) Figures by class of stock are as follows:


                                                              No. of Securities      Total Value of
                                                                 Underlying           Unexercised
                                                                 Unexercised          In-The-Money
                                   No. of Shares                Options/SARs          Options/SARs
                                    Underlying      Value            at                    at
                      Class of      Option/SARs   Realized       December 31,         December 31,
                       Stock         Exercised       ($)            2000                2000 ($)
                       -----         ---------       ---            ----                --------
T. J. Usher          Marathon          0             0            892,600              1,421,472
                     U.S. Steel        0             0            606,400                      0

C. P. Cazalot, Jr.   Marathon          0             0            380,000              1,708,754
                     U.S. Steel        0             0             20,000                      0

P. J. Wilhelm        Marathon          0             0            113,000                 85,314
                     U.S. Steel        0             0            339,750                      0

R. M. Hernandez      Marathon          0             0            497,950              1,968,422
                     U.S. Steel        0             0            217,000                      0

D. D. Sandman        Marathon          0             0            153,400                147,878
                     U.S. Steel        0             0            107,325                      0

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION


Our committee sets policies and administers programs on executive compensation. When we believe that action should be taken on a specific compensation item, we either make a recommendation to the USX Board or a subsidiary company board or take action on our own, whichever is appropriate. We report to the USX Board actions which do not require Board approval. The purpose of this report is to summarize the philosophy, specific program objectives and other relevant factors considered by the committee in decision making with respect to the compensation of USX, Marathon Group and U. S. Steel Group executive officers, including the officers named in the Summary Compensation Table.

Compensation programs for USX's executive officers are designed to attract, retain and motivate employees who will make significant contributions to the achievement of corporate goals and objectives. The principal elements of our executive officers' compensation are:

- Salary
- Short-term incentive (bonus) awards and
- Long-term incentive awards (stock options with stock appreciation rights and restricted stock).

For each of the above elements of compensation, we exercise our discretion in the subjective consideration of the factors described below and within the limitations of the various plans.

SALARY

Salary administration at USX begins with the development, and periodic adjustment, of salary structures for executive officers employed at the corporate level and at each major business unit. Each executive officer's position is assigned a salary grade with an associated salary range. Our two major objectives in developing salary structures and assigning grades are to maintain:

1. external competitiveness - the midpoint of the salary range for each position is near the average midpoint for similar positions at comparable companies, and

2. internal equity - each position's grade in the unit's hierarchy of positions accurately reflects its relative "value".

The data used in developing and adjusting salary structures are obtained from surveys coordinated by independent consultants, with each unit having its own sources of relevant data.

We make decisions on salary increases and, occasionally - when business conditions dictate- salary decreases. When we determine salary increases, we give the highest weighting to performance; but we also consider other factors, such as experience and time in position. Once an executive officer's salary has passed the midpoint for the position, increases seldom exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. Therefore, incentive opportunities provide the primary basis for significant increases in compensation. The salaries shown for the officers named in the Summary Compensation Table reflect the results of our salary reviews and related actions.

SHORT-TERM INCENTIVE AWARDS

USX's short-term incentive (bonus) opportunities for executive officers are designed to provide awards near the average of those provided by similar companies for on-target performance. However, our incentive plans are designed to provide exceptional rewards for superior performance and lower rewards for below-average performance. We make bonus awards under the Senior Executive Officer Annual Incentive Compensation Plan, as well as under other plans developed for specific business units. The Senior Executive Officer Annual Incentive Compensation Plan was developed specifically to retain USX's tax deduction for awards made to the officers named in the Summary Compensation Table and was approved, as amended and restated, by the stockholders on April 28, 1998.

SENIOR EXECUTIVE OFFICER ANNUAL INCENTIVE COMPENSATION PLAN

This plan provides for awards based on pre-established performance measures specifically related to the responsibilities of plan participants. For each performance measure, we can award the applicable portion of the bonus only if performance reaches the minimum, or threshold, level for that measure. While performance for 2000 varied among USX's business units, performance levels were reached or exceeded for the following:

For Marathon Group        Income from operations, liquid hydrocarbon production,
                          natural gas production, refined product sales, refined product margins, worker safety and environmental emissions improvements

For U. S. Steel Group     Income from operations, steel shipments, worker safety
                          and environmental emissions improvements

For USX (Corporate)       All the above plus workforce diversity

Our committee certified in writing prior to payment of awards for the year 2000 that the pre-established, applicable performance levels (measured for incentive compensation purposes) required under the plan were satisfied.

OTHER PLANS

We also administer other bonus plans in which corporate and business unit executive officers participate. These plans were developed specifically for corporate, U. S. Steel Group and Marathon Group employees. Our committee makes awards based on performance comparisons with the current business plan, with previous years and with peer groups on the basis of such financial measures as income, cash flow and return on capital employed, as measured for incentive compensation purposes, as well as individual objectives. In addition, non-financial measures, such as safety performance (compared with the prior year's industry average) and environmental and diversity performance are also considered. In determining awards under these plans, we also give consideration to the absolute levels of income and cash flow. When making awards to executive officers under these plans, our committee gives such weight to the various factors as we deem appropriate.

Based on consideration of other factors, our committee may reduce or eliminate a short-term incentive award that would otherwise be payable under the above-discussed plans.

LONG-TERM INCENTIVE AWARDS

We consider long-term incentive awards to be of major importance in the mix of compensation elements because these awards provide the most direct link to the returns that you, as USX stockholders, receive. The stockholders approved the 1990 Stock Plan, as amended and restated, on April 28, 1998. We administer this plan, under which we may grant (1) stock options, with or without a restoration feature, (2) stock appreciation rights and/or (3) restricted stock. Our stock options and restricted stock meet the requirements for deductibility under the tax laws.

STOCK OPTION GRANTS

Our committee makes stock option grants that we believe to be reasonable and in line with other compensation. The number of shares we grant generally reflects the employee's level of responsibility, and the class or classes of stock granted reflect the specific business unit(s) to which the employee's responsibilities relate. Following our normal annual grant practice, we granted stock options in May 2000.

RESTRICTED STOCK GRANTS

Since the inception of the 1990 Stock Plan, our committee has established, for each recipient, an annual target level of restricted stock shares, based on the same factors as we consider in granting stock options. A major grant is made to cover five years, with the intention that one fifth of the shares will vest each year if performance is at the target level. We vest restricted stock at levels higher or lower than annual targets, depending on performance. We made our third major grant in 2000, to cover the five-year performance period ending with 2004, and we will make interim grants only to permit vesting at the target level for the number of years remaining in the period. To emphasize the long-term nature of the awards, our vesting decisions are based on three-year average performance, which is compared with three-year peer-group performance for relevant businesses.

Vesting of restricted stock shares is based on pre-established performance measures specifically related to the responsibilities of plan participants. We can vest a portion of the annual target shares only if performance reaches the minimum, or threshold, level established for that period. In May 2000, we compared our three-year (1997-1999) average performance with that of competitors for the measures shown below. This comparison provides the primary basis for the determination of vesting levels for restricted stock. However, vesting levels may be reduced (or eliminated entirely) based on other factors considered relevant by the committee.

     Unit                          Performance Measure

Marathon Group          Earnings before interest, taxes and depreciation as a
                          percent of total assets
                        Oil and gas reserve replacement ratio
                        Income per barrel of oil equivalent produced (upstream)
                        Operating income per barrel of refinery throughput
                          (downstream)
                        Safety performance

U. S. Steel Group       Income from operations as a percent of capital employed
                        Income from operations per ton shipped
                        Operating cash flow as a percent of capital employed
                        Safety performance

USX Headquarters        Weighted Composite (65% Marathon Group/35% U. S. Steel
                          Group)

Our committee certified in writing prior to vesting of restricted stock shares in the year 2000 that the pre-established applicable performance levels required under the plan were satisfied.

The committee periodically compares data on long-term incentive grants made at other companies with those made at USX. Our objective in making grants under the 1990 Stock Plan is to provide opportunities to receive above-average compensation (compared with that of similar companies) when performance is above the target level.

Overall, executive compensation at USX is designed to provide total pay that is above average when both short- and long-term incentive goals are exceeded.

                                  ------------

In addition to the compensation comparisons described above, our committee annually compares the salary, bonus and long-term incentive payouts for the Chairman, the Chief Financial Officer, and the Presidents of the U. S. Steel Group and of Marathon Oil Company with the same elements for similar positions at comparable companies.

With respect to the compensation comparisons that we make, we believe that the companies with which USX competes for employees are not necessarily limited to the companies with which shareholder returns would logically be compared. The peer groups used in the performance graphs include the Standard & Poor's 500 Stock Index and those oil and steel companies deemed most comparable to USX's businesses for measuring stock performance. The companies used for comparing compensation reflect similarities to USX and its operating groups in such factors as line of business (when relevant), size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the peer groups shown in the Shareholder Return Performance Presentation on pages 31 and 32.

Mr. Usher's 2000 compensation reflects the same elements and the same factors as those described above. His leadership and effectiveness in dealing with major corporate problems and opportunities are also considered in determining his salary increases. Taking into account these factors, as well as (1) the comparability of his salary with CEO's of other companies of similar size and complexity and (2) the position of his salary in the range for his position, the committee approved a salary increase for Mr. Usher effective October 1, 2000.

The committee made an award to Mr. Usher for 2000 under the Senior Executive Officer Annual Incentive Compensation Plan taking into consideration the overall performance of USX and its business units, specifically the performance measures listed in the previous table. The committee also considered Mr. Usher's contributions to improving USX's business portfolio through key acquisitions and dispositions, including the purchase of U.S. Steel Kosice and the exchange of Sakhalin assets; the establishment of important business alliances; the skill demonstrated in the transition to a new leadership team and strategic direction at Marathon; ongoing cost reduction efforts through organizational restructuring and voluntary early retirement programs, and strong environmental and safety performances at both business units versus their peer groups.

The committee considered the additional stock option shares granted to Mr. Usher under the 1990 Stock Plan to be at a competitive level relative to other CEO's. On the basis of the performance shown in the above table, we also vested restricted stock for and made an additional grant of restricted stock to Mr. Usher.

Seth E. Schofield, Chairman
Neil A. Armstrong
Charles R. Lee
John W. Snow
Douglas C. Yearley

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION


The line graphs below compare the yearly change in cumulative total stockholder return for each class of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index. The Marathon graph also shows a comparison with the Standard & Poor's Domestic Integrated Oil Index, and the U.S. Steel graph also shows a comparison with a Steel Index that is defined in a footnote to the graph.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
            ON $100 INVESTED IN MARATHON STOCK ON DECEMBER 31, 1995
                                       VS.
                S&P 500 and S&P Domestic Integrated Oil Index(1)


                               [GRAPHIC OMITTED]

PLOT POINTS FOR 2001 PROXY CHARTS

                    USX - MRO      S&P 500      S&P OIL INDEX
                    ---------      -------      -------------
12/31/95                  100          100                100
12/31/96                  126          123                126
12/31/97                  183          164                150
12/31/98                  168          211                122
12/31/99                  142          255                152
12/31/00                  165          232                177


(1) Total return assumes reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
           ON $100 INVESTED IN U. S. STEEL STOCK ON DECEMBER 31, 1995
                                      VS.
                           S&P 500 and Steel Index(1)


                               [GRAPHIC OMITTED]

PLOT POINTS FOR 2001 PROXY CHARTS

                    USX - USS      S&P 500      STEEL INDEX (2)
                    ---------      -------      --------------
12/31/95                  100          100                100
12/31/96                  105          123                 83
12/31/97                  108          164                 75
12/31/98                   83          211                 72
12/31/99                  123          255                 63
12/31/00                   71          232                 22


(1)   Total return assumes reinvestment of dividends.

(2) The Steel Index consists of the common stocks of AK Steel Corporation, Bethlehem Steel Corporation, LTV Corporation and National Steel Corporation for the period December 31, 1995 through December 31, 2000, and Inland Steel Industries for the period December 31, 1995 through December 31, 1997. Inland Steel Industries sold its steelmaking subsidiary, Inland Steel Co., to Ispat International NV in 1998. The resulting company, Ispat Inland Inc., is not publicly traded.

-------------------------------------------------------------------------------
TRANSACTIONS

In the regular course of its business since January 1, 2000, USX and its subsidiaries have had transactions with entities with which certain directors were affiliated. Such transactions were in the ordinary course of business and at competitive prices and terms. We do not consider any such director to have a material interest in any such transaction. We anticipate that similar transactions will occur in 2001.

PENSION BENEFITS


The United States Steel Corporation Plan for Non-Union Employee Pension Benefits is comprised of two defined benefits. One is based on final earnings and the other on career earnings. Directors who have not been employees of USX or its subsidiaries do not receive any benefits under the plan. The following table shows the annual final earnings pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings were highest. As of January 31, 2001, Mr.Usher had 35 credited years of service, Mr.
Wilhelm 36, Mr. Hernandez 32 and Mr.Sandman 8.


                                              Table of Pension Benefits
                                          Final Earnings Pension Benefits
Average Annual
Eligible Earnings
for Highest Five
Consecutive Years
in Ten-Year Period
Proceeding
Retirement

                                        Annual Benefits for Years of Service
              15 Years      20 Years     25 Years     30 Years     35 Years     40 Years     45 Years
              --------      --------     --------     --------     --------     --------     --------

$  100,000   $   17,325   $   23,100   $   28,875   $   34,650   $   40,950   $   47,250   $   53,550
   300,000       51,975       69,300       86,625      103,950      122,850      141,750      160,650
   500,000       86,625      115,500      144,375      173,250      204,750      236,250      267,750
   700,000      121,275      161,700      202,125      242,550      286,650      330,750      374,850
   900,000      155,925      207,900      259,875      311,850      368,550      425,250      481,950
 1,100,000      190,575      254,100      317,625      381,150      450,450      519,750      589,050
 1,300,000      225,225      300,300      375,375      450,450      532,350      614,250      696,150
 1,500,000      259,875      346,500      433,125      519,750      614,250      708,750      803,250

Annual career earnings pension benefits are equal to one percent of total career eligible earnings plus a 30 percent supplement. The estimated annual career earnings benefits payable at normal retirement age 65, assuming no increase in annual earnings, will be $255,825 for Mr. Usher, $114,952 for Mr. Wilhelm, $158,430 for Mr. Hernandez and $110,319 for Mr.Sandman. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary for services performed, allowance for absence covered by sick leave salary continuance and payment for absence while on regular vacation or holidays. These earnings are reported in the salary column of the Summary Compensation Table on page 21. They do not include any awards under the Annual Incentive Compensation Plan or the Senior Executive Officer Annual Incentive Compensation Plan. Benefits under both pension provisions are based on a straight life annuity form of benefit, which is not subject to reduction for Social Security benefits; but the final earnings pension is subject to offset for a pension provided outside the plan from a fund to which USX has contributed, and for payments made by USX pursuant to workers' compensation or similar laws when such payments are the result of a permanent disability. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the plan.

In addition to the pension benefit described above, members of USX executive management, including all of the executive officers named in the Summary Compensation Table except Mr. Cazalot, are entitled, upon retirement after age 60, or before age 60 with USX's consent, to the benefits shown in the table below based on bonuses paid under the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan. These bonuses are reported in the bonus column of the Summary Compensation Table on page 21.

                          SUPPLEMENTAL PENSION BENEFITS

AVERAGE ANNUAL
BONUS FOR THREE
HIGHEST YEARS
IN TEN-YEAR PERIOD
PRECEDING                                         ANNUAL BENEFITS FOR YEARS OF SERVICE
RETIREMENT
                15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS      40 YEARS      45 YEARS
------------------------------------------------------------------------------------------------------------
$  100,000    $   23,100    $   30,800    $   38,500    $   46,200    $   53,900    $   61,600    $   69,300
   300,000        69,300        92,400       115,500       138,600       161,700       184,800       207,900
   500,000       115,500       154,000       192,500       231,000       269,500       308,000       346,500
   700,000       161,700       215,600       269,500       323,400       377,300       431,200       485,100
   900,000       207,900       277,200       346,500       415,800       485,100       554,400       623,700
 1,100,000       254,100       338,800       423,500       508,200       592,900       677,600       762,300
 1,300,000       300,000       400,400       500,500       600,600       700,700       800,800       900,900
 1,500,000       346,500       462,200       577,500       693,000       808,500       924,000     1,039,500
 1,700,000       392,700       523,600       654,500       785,400       916,300     1,047,200     1,178,100
 1,900,000       438,900       585,200       731,500       877,800     1,024,100     1,170,400     1,316,700
============================================================================================================

Marathon Oil Company provides retirement benefits based on final earnings. The following table shows the annual pension benefits for retirement at age 65 for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The table is based on a formula of a specified percentage (dependent on years of participation in the Marathon Oil Company Retirement Plan) of average annual eligible earnings in the three consecutive years of the ten prior to retirement in which such earnings were highest.


FINAL AVERAGE
EARNINGS FOR HIGHEST
THREE CONSECUTIVE
YEARS IN TEN-YEAR
PERIOD PRECEDING                   ANNUAL BENEFITS FOR YEARS OF SERVICE
RETIREMENT
             15 YEARS     20 YEARS     25 YEARS     30 YEARS      35 YEARS    40 YEARS
---------------------------------------------------------------------------------------
$ 100,000    $ 20,314     $ 27,085     $ 33,856     $ 40,627     $  47,398  $   50,784
  300,000      68,314       91,085      113,856      136,627       159,398     170,784
  500,000     116,314      155,085      193,856      232,627       271,398     290,784
  700,000     164,314      219,085      273,856      328,627       383,398     410,784
  900,000     212,314      283,085      353,856      424,627       495,398     530,784
1,100,000     260,314      347,085      433,856      520,627       607,398     650,784
1,300,000     308,314      411,085      513,856      616,627       719,398     770,784
1,500,000     356,314      475,085      593,856      712,627       831,398     890,784
2,000,000     476,314      635,085      793,856      952,627     1,111,398   1,190,784
---------------------------------------------------------------------------------------

Covered earnings include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and bonuses. These earnings are reported in the salary and bonus columns of the Summary Compensation Table on page 21. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon plan. Mr. Sandman has 20 years of credited participation. On April 1, 2001, Mr. Cazalot will be credited with one year of participation.

In order to comply with the limitations prescribed by the Internal Revenue Code, pension benefits will be paid directly by USX or by Marathon when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

CHANGE IN CONTROL ARRANGEMENTS AND
EMPLOYMENT CONTRACT


We believe that if a change in control of USX became possible our key officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have entered into agreements with each of the current officers named in the Summary Compensation Table that provide that, if an officer's employment is terminated under certain circumstances following a change in control, the officer will be entitled to the following severance benefits:

- a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the three years before the date of termination,

-     a cash payment in settlement of outstanding options,

- life, disability, accident and health insurance benefits for 24 months after termination,

- a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under our pension and welfare benefit plans and those which would be payable if (a) the officer had retired as of the termination date under conditions entitling a retiree under similar circumstances to the highest benefits available under those plans and (b) the officer had been absent due to layoff for a year before termination,

- a cash payment equal to the difference between amounts receivable under our savings or thrift plans and amounts which would have been received if the officer's savings had been fully vested, and

- a cash payment of the amount necessary to ensure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

Each agreement is automatically extended each year unless we notify the officer that we do not wish it extended. In any event, however, each agreement continues for two years after a change in control. The severance benefits are payable if, any time after a change in control, the officer's employment is terminated for good reason or is terminated for other than cause or disability. The severance benefits are not payable if termination is due to the officer's death or disability or occurs after the officer reaches age 65.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

- any person not affiliated with USX acquires 20 percent or more of the voting power of our outstanding securities,

- the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner,

- USX merges with another company and USX's stockholders end up with less than 50 percent of the voting power of the new entity,

-     our stockholders approve a plan of complete liquidation of USX, or

-     we sell all or substantially all of USX's assets.

USX has entered into an employment contract with Mr. Cazalot. The terms and conditions of the contract provide for Mr. Cazalot to receive an annual salary of $600,000; a minimum bonus award for the year 2000 of $800,000; a retention bonus of $200,000 on the first, second, third, fourth and fifth anniversaries of his employment date (which was March 3, 2000); a stock option grant for 300,000 shares of USX-Marathon Group Common Stock with an option price to be determined in accordance with the USX Corporation 1990 Stock Plan and exercisable as follows: 100,000 shares three years from the date of grant (which was March 3, 2000), 100,000 shares four years from the date of grant, and 100,000 shares five years from the date of grant; a stock option grant on May 30, 2000, 80 percent in USX-Marathon Group Common Stock and 20 percent in USX-U. S. Steel Group Common Stock, with the same vesting period as options granted to other executive management employees (currently one year); a restricted stock grant of 75,000 shares on May 30, 2000, 80 percent in USX-Marathon Group Common Stock and 20 percent in USX-U.
S. Steel Group Common Stock, with an annual target vesting rate of 15,000 shares; eligibility for all of Marathon Oil Company's existing and future employee benefit programs applicable to executive officers; a comprehensive physical examination at USX expense each calendar year in accordance with Marathon Oil Company's policy covering physical examinations for its executive officers; tax preparation and financial planning advice under terms and conditions comparable to those applicable to USX executive management; a change-in-control agreement such as those described above; coverage for his family and himself under Marathon Oil Company's medical care plan immediately upon his employment; reimbursement of the cost of membership fees and dues for one country club; and five weeks of paid vacation per year or the number of weeks to which he would be entitled under Marathon Oil Company's vacation plan, whichever is longer.

-------------------------------------------------------------------------------
STATEMENT REGARDING THE DELIVERY OF A SINGLE SET OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE USX SHAREHOLDERS

If you have consented to the delivery of only one set of proxy materials to multiple USX shareholders who share your address, then only one proxy statement is being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any shareholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us toll-free at 1-866-433-4801 or write to us at USX Shareholder Services, Room 611, 600 Grant Street, Pittsburgh, PA 15219-4776. Shareholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy by calling us at the above number or writing to us at the above address.

-------------------------------------------------------------------------------
SOLICITATION STATEMENT

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of each class of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

Dan D. Sandman,
Secretary


March 12, 2001

APPENDIX A
AUDIT COMMITTEE CHARTER


The responsibilities of the Audit Committee shall be those outlined in this charter. The committee shall reassess and report to the Board of Directors on the adequacy of this charter on an annual basis.

The Audit Committee shall be comprised of not less than three nor more than ten members, all of whom are independent and qualified under standards established by the New York Stock Exchange.

One of the important duties of the Audit Committee is the relationship of the Corporation with its independent accountant. The independent accountant is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. As shareholder representatives, the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, assess the independence of and, where appropriate, replace the independent accountants.

The Audit Committee shall have oversight responsibility for ensuring the integrity of the financial reports of the Corporation; shall determine that the Corporation's administrative, operational and internal accounting controls have been periodically reviewed and examined to determine if the Corporation is operating in accordance with its prescribed procedures and codes of conduct; shall also provide direction to the internal audit staff and the independent accountants; shall review matters pertaining to conflicts or apparent conflicts of interest between the holders of Marathon Stock and the holders of U. S. Steel Stock, the policies and practices of the Corporation with respect to the Marathon Group and the U.S. Steel Group, and the discharge by the Board of Directors of its fiduciary duties to the common stockholders in the context of the two separate classes of stock; and shall report to the Board of Directors on the activities of the Committee.

In carrying out its oversight responsibilities, the Audit Committee shall:

1. Recommend annually to the Board of Directors the firm of independent accountants selected to be nominated for election by the stockholders to audit the accounts of the Corporation.

2. Review the fees proposed for the coming year and approve the final fees and expenses of the independent accountants for audit services and non-audit services performed by the independent accountants for the past year. Approve in advance all non-audit services to be performed by the independent accountants for which the total fee is expected to exceed $500,000.

3. Annually review the independence letter issued by the independent accountants under Independence Standards Board Standard No. 1, actively engage in a dialogue with the independent accountants with respect to any relationships disclosed in that letter, and report to the Board of Directors any appropriate action necessary to maintain their continuing independence.

4. Review annually the scope of audit activities of both the independent accountants and the internal audit staff.

5. Periodically receive and review reports from the independent accountants, the internal audit staff and management with respect to the status and results of their activities.

6. Review significant accounting, auditing and Securities and Exchange Commission pronouncements.

7. Review and approve the annual financial statements, the Annual Reports to stockholders and the Form 10-K Annual Report giving special consideration in such review to any material changes in accounting policy.

8. Receive and review reports from management concerning compliance with Corporate policies dealing with business conduct.

9. Receive and review the audit plans and audit reports of the Corporation's benefit plans as contained in the Annual Report of the United States Steel and Carnegie Pension Fund.

10. Annually review the business expense reporting of the officers of the Corporation.

11. As required, periodically review the policies and practices of the Corporation with respect to the Marathon Group and the U. S. Steel Group, including receiving and reviewing reports from management with respect to compliance with such policies and practices.

12. As required, meet and discuss with the Chairman of the Board of Directors and the General Counsel, or their designees, matters relating to the discharge by the Board of Directors of its fiduciary duties to the common stockholders in the context of the Marathon Stock and the U. S. Steel Stock.

13. Annually review a report outlining the activities undertaken by the committee over the past year to meet the requirements of this charter.

USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776



USX [LOGO]

[USX LOGO]                         ATTENDANCE CARD
                        2001 ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders on April 24, 2001. The Meeting will be held in Ballroom 4 of The Greater Columbus Convention Center, 400 North High Street, Columbus, Ohio, 43215 at 10:00 A.M. Eastern Time.

Use of this attendance card is for our mutual convenience. Your right to attend the meeting without this attendance card is not affected, upon presentation of identification.

Attached below is your 2001 Proxy Card.

Dan D. Sandman
Secretary

For the personal use of the named stockholder(s) - not transferable. Please present this card upon arrival.

-------------------------------------------------------------------------------


      YOU MAY VOTE  A)  BY COMPLETING THE PROXY CARD
                        ATTACHED BELOW AND RETURNING IT
                        IN THE ENCLOSED ENVELOPE, OR
                    B)  BY TOLL-FREE TELEPHONE CALL, OR
                    C)  ON THE INTERNET
-------------------------------------------------------------------------------
            TO VOTE BY TELEPHONE OR INTERNET USE THE CONTROL
                       NUMBER IN THE BOX BELOW

                         YOUR CONTROL NUMBER
                          [               ]

          BY TELEPHONE                        BY INTERNET
   Toll-free 1-888-216-1303           https://www.proxyvotenow.com/usx


Have your control number available when you call or visit the Internet site and follow the prompts. If voting on the Internet, be certain to enter the complete address as shown above.

Voting is available 24 hours a day, 7 days a week.

Do NOT return the proxy card if you have voted by telephone or Internet.

-------------------------------------------------------------------------------
The undersigned hereby appoint(s) Thomas J. Usher, Clarence P. Cazalot, Jr., Paul J. Wilhelm and Robert M. Hernandez, or any of them, proxies to vote as herein stated on behalf of the undersigned at the Annual Meeting of Stockholders of USX Corporation on April 24, 2001 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the Proxy Statement for such Meeting with respect to which the proxies are instructed to vote as follows:

  PROPOSALS OF THE BOARD OF DIRECTORS -- The directors recommend a vote "FOR"

Proposal No. 1--Election of directors--Nominees: (01)J. Gary Cooper,               FOR all nominees    []   WITHHOLD AUTHORITY []
                (02)Charles R. Lee, (03)Thomas J. Usher and (04)Paul J. Wilhelm    (except as indicated)    to vote for ALL nominees

                                               (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                   NOMINEE STRIKE OUT THAT NOMINEE'S NAME)

Proposal No. 2--Election of PricewaterhouseCoopers LLP as independent accountants       FOR   []    AGAINST  []   ABSTAIN   []

-------------------------------------------------------------------------------

                                      SIGNATURE(S)
                                                   ----------------------------

                                      -----------------------------------------

                                                           DATED            2001
                                                                 -----------

                                      Please sign exactly as your name appears hereon, including representative capacity where applicable. If more than one named owner, all owners should sign.

                                      THIS PROXY IS SOLICITED BY THE BOARD OF
                                      DIRECTORS AND REPRESENTS YOUR HOLDINGS
                                      OF USX-MARATHON GROUP COMMON STOCK
                                      AND/OR USX-U.S. STEEL GROUP COMMON
                                      STOCK. UNLESS OTHERWISE MARKED, PROXIES
                                      ARE TO VOTE FOR PROPOSALS 1 AND 2, AND
                                      IN THEIR DISCRETION UPON ALL OTHER
                                      MATTERS PROPERLY BROUGHT BEFORE THE
                                      MEETING AND ANY ADJOURNMENT OR
                                      POSTPONEMENT THEREOF.